Exhibit 99.1

NASDAQ: INM Suite 1445-885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Amends Preferred Investment Options

Vancouver, BC – April 27, 2026 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announces that it has entered into amending agreements in respect of preferred investment options previously entered into with each of Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) and certain affiliates of H.C. Wainwright & Co., LLC (the “Wainwright Parties”).

As previously reported:

•	pursuant to the terms of the preferred investment options dated October 26, 2023 and June 26, 2025 (together, the “Sabby Preferred Investment Options”), the Company provided Sabby with the right to subscribe for and purchase from the Company, in the aggregate, up to 2,151,478 common shares in the capital of the Company (on a post-consolidation basis) at an exercise price per common share of $2.436, subject to adjustment (the “Sabby Exercise Price”); and

•	pursuant to the terms of the preferred investment options dated November 21, 2022, October 26, 2023 and June 26, 2025 issued to the Wainwright Parties (collectively, the “Wainwright Preferred Investment Options”, and together with the Sabby Preferred Investment Options, the “Preferred Investment Options”), the Company provided the Wainwright Parties with the right to subscribe for and purchase from the Company, in the aggregate, up to 153,236 common shares in the capital of the Company (on a post-consolidation basis) at exercise prices per common share of $82.50, $20.75 and $3.2013 (in each case, on a post-consolidation basis), respectively, subject to adjustment in each case (collectively, the “Wainwright Exercise Prices”).

The Company has entered into: (i) an amending agreement with Sabby in respect of the Sabby Preferred Investment Options to amend the Sabby Exercise Price to $0.80; and (ii) amending agreements with the Wainwright Parties in respect of the Wainwright Preferred Investment Options to amend the Wainwright Exercise Prices in the Wainwright Preferred Investment Options to $0.80.

Each of the Preferred Investment Options were offered in private placements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. No assurance can be given that any of the Preferred Investment Options will be exercised.

For further information, please see the Company's filings with the Securities and Exchange Commission, including the Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission from time to time.

About InMed

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed's pipeline consists of three separate programs in the treatment of Alzheimer's, ocular and dermatological indications. Together with our subsidiary BayMedica, we are a global leader in the manufacturing, development and commercialization of products based on rare cannabinoids and their proprietary, small molecule drug analogs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about the exercise of the Preferred Investment Options prior to their expiration.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K, InMed’s Quarterly Report on Form 10-Q and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.